Exhibit 99.1

EchoStar Announces Exchange Agreement for Tracking Stock

Englewood, CO, January 31, 2017 – EchoStar Corporation (NASDAQ:SATS) announced today that it executed an agreement with DISH Network Corporation (NASDAQ:DISH) to exchange its EchoStar Technologies businesses for the Hughes Retail Group (HRG) tracking stock.

The HRG tracking stock was issued to subsidiaries of DISH in March 2014. It represents an 80% interest of the economic performance of the consumer retail satellite broadband business of EchoStar’s Hughes segment. The Hughes satellite broadband business is the largest in the North America, and the recent launch of the EchoStar19 satellite will provide additional capacity for growth starting in the 2nd quarter of 2017.

The EchoStar Technologies businesses consist of the business segment of EchoStar that designs, develops and distributes digital set-top boxes, provides satellite uplinking and broadcast services and develops and supports streaming video technology, with DISH being the largest customer of these services. The transaction will include certain other EchoStar investments in joint ventures, spectrum licenses and certain real estate properties.

The transaction will take the form of an exchange by EchoStar of two companies that will own the EchoStar Technologies businesses and other assets to be transferred for the HRG tracking stock, and is structured in a manner to be a tax-free exchange. It is expected to close during the first quarter of 2017, subject to customary conditions. Following the closing, the HRG tracking stock will be retired.

“I am delighted that we have been able to sign this transaction” said Mike Dugan, President and CEO of EchoStar. “It will result in EchoStar owning 100% of the economics of the growing HRG business and divesting the less strategic set-top box business. It will focus EchoStar’s mission on its core satellite and broadband services and eliminate the complexity associated with the tracking stock. The clearer business focus and simplified ownership structure will provide an improved platform to pursue strategic opportunities.”

EchoStar will host a conference call to discuss the transaction on February 1, 2017 at 9:00 a.m. Eastern Time. The dial-in information for the call is 1-877-815-1625 (U.S.), 1-716-247-5178 (international), conference Id 64143820. A presentation is currently available for download and viewing during the call on EchoStar’s website at http://sats.client.shareholder.com/events.cfm.

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EchoStar also is furnishing certain information for the quarter and year ended December 31, 2016 in a Current Report on Form 8-K filed today with the Securities and Exchange Commission.

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About EchoStar

EchoStar Corporation (NASDAQ: SATS) is a premier global provider of satellite and video delivery solutions. Headquartered in Englewood, Colo., and conducting business around the globe, EchoStar is a pioneer in secure communications technologies through its EchoStar Satellite Services, EchoStar Technologies and Hughes Network Systems business segments.

For more information, visit echostar.com. Follow @EchoStar on Twitter.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans,” and similar expressions and the use of future dates are intended to identify forward looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties, and assumptions. See “Risk Factors” in EchoStar’s and HSSC’s Annual Reports on Form 10-K for the year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2016 filed with the Securities and Exchange Commission and in the other documents EchoStar files with the Securities and Exchange Commission from time to time. The forward-looking statements speak only as of the date made, and EchoStar Corporation expressly disclaims any obligation to update these forward-looking statements.

Contacts:
EchoStar Investor Relations
Deepak Dutt
+1 (301) 428-1686
deepak.dutt@echostar.com

EchoStar Marketing Communications
Janet Gipson
+1 (303) 706-5555
janet.gipson@echostar.com